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                                                                    EXHIBIT 2.03


                               ARTICLES OF MERGER

                                       OF

                         INLAND ACQUISITION CORPORATION,
                               A UTAH CORPORATION

                                  WITH AND INTO

                                CYBERWORKS, INC.,
                            A CALIFORNIA CORPORATION


        The undersigned entities hereby execute the following Articles of
Merger:

                                   ARTICLE ONE

        The names of the entities proposing to merge (collectively, the "Constituent Entities") and the laws under which they are organized are as follows:

Name of Entity                                     Jurisdiction of Organization
--------------                                     ----------------------------
Inland Acquisition Corporation                     Utah

Cyberworks, Inc.                                   California

                                   ARTICLE TWO

        Attached hereto as Exhibit A is a copy of the Agreement of Merger by and among the Constituent Entities, dated as of August 27, 1998, adopted in the manner prescribed by the laws of the jurisdictions of organization or incorporation of the parties thereto.

                                  ARTICLE THREE

        The surviving entity shall be Cyberworks, Inc., which is a California corporation, and it shall continue to be governed by the laws of the State of California. The surviving entity shall continue to use the same Articles of Incorporation, except as otherwise set forth in the attached Agreement of Merger.





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                                                    This filing is made pursuant
                                                    to Rule 424(b)(3) under the
                                                    Securities Act of 1933 in
                                                    connection with Registration
PROSPECTUS SUPPLEMENT NO. 5 TO                      No. 333-58857


                                  ARTICLE FOUR

        As to each of the Constituent Entities, the number of shares outstanding, the number of shares entitled to vote, and the designation of shares entitled to vote as a class, are as follows:

                                                                  Designation of
   Name of Entity      Total Number of      Number of Shares      Shares Entitled
and Class of Shares   Shares Outstanding    Entitled to Vote     to Vote as a Class
-------------------   ------------------    ----------------     ------------------

INLAND ACQUISITION
CORPORATION/COMMON           1000                  1000                 None

CYBERWORKS, INC./            1000                  1000                 None
COMMON

                                     ARTICLE FIVE

        As to each of the Constituent Entities, the number of shares voted for and against the Agreement of Merger, respectively, are as follows:

  Name of Entity                      Number of Shares           Number of Shares
and Class of Shares                 Voted for Agreement            Voted Against
-------------------                 -------------------          ----------------
INLAND ACQUISITION
CORPORATION/COMMON                          1000                        None

CYBERWORKS, INC./COMMON                     1000                        None

                                   ARTICLE SIX

        The principal office of, and the registered agent and registered office of Cyberworks, Inc., the surviving corporation, in California to accept service in any proceeding to enforce any obligation or rights of dissenting shareholders of Inland Acquisition Corporation or in any proceeding based on a cause of action arising with respect to Inland Acquisition Corporation are:

                               Cyberworks, Inc.
                               11555 Sorrento Road
                               Sorrento Valley, San Diego, CA 92121



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                                  ARTICLE SEVEN

        This Merger shall become effective on August 27, 1998.

                                  ARTICLE EIGHT

        All provisions of the laws of the jurisdiction in which the Constituent Entities were organized applicable to the proposed merger have been complied with.

        In witness whereof the undersigned, being thereunto duly authorized, have executed these Articles of Merger on behalf of the Constituent Entities this 27th day of August, 1998.



INLAND ACQUISITION                               CYBERWORKS, INC.
CORPORATION

By:     /s/ L. Donald Speer, II                  By:    /s/ Richard T. Harrison
        -----------------------------                   ------------------------
Name:   L. Donald Speer, II                      Name:  Richard T. Harrison
Title:  Chairman of the Board,                   Title: President
        Chief Executive Officer and
        President






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